As filed with the Securities and Exchange Commission on May 7, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARROWHEAD PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	46-0408024
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

177 E. Colorado Blvd, Suite 700

Pasadena, CA 91105

(Address of Principal Executive Offices)

ARROWHEAD PHARMACEUTICALS, INC. AMENDED AND RESTATED 2021 INCENTIVE PLAN

ARROWHEAD PHARMACEUTICALS, INC. AMENDED AND RESTATED INDUCEMENT PLAN

(Full Title of the Plan)

Christopher Anzalone

President and Chief Executive Officer

177 E. Colorado Blvd, Suite 700

Pasadena, CA 91105

Telephone: (626) 304-3400

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Ryan A. Murr

Gibson, Dunn & Crutcher LLP

One Embarcadero Center, Suite 2600

San Francisco, California 94111

Telephone: (415) 393-8200

Facsimile: (415) 393-8306

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Introduction

This registration statement on Form S-8 (this “Registration Statement”) is being filed by Arrowhead Pharmaceuticals, Inc. (the “Registrant”) to register a total of 12,667,050 shares of Common Stock, par value $0.001 per share (“Common Stock”), which includes (i) 10,500,000 shares of Common Stock issuable under the Arrowhead Pharmaceuticals, Inc. Amended and Restated 2021 Incentive Plan, and (ii) 2,167,050 shares of Common Stock issuable under the Arrowhead Pharmaceuticals, Inc. Amended and Restated Inducement Plan.

Pursuant to General Instruction E of Form S-8, the information contained in the Registrant’s registration statements on Form S-8 filed on May 18, 2021 (File No.  333-256255) and February 28, 2024 (File No. 333-277477), together with all exhibits filed therewith or incorporated therein by reference, is hereby incorporated by reference and made a part hereof, except for those items being updated by this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Arrowhead Pharmaceuticals, Inc. (1)

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Arrowhead Pharmaceuticals, Inc. (2)

4.3	Second Amended and Restated Bylaws of Arrowhead Pharmaceuticals, Inc. (3)

5.1	Opinion of Gibson, Dunn & Crutcher LLP*

23.1	Consent of KPMG LLP*

23.2	Consent of Gibson, Dunn & Crutcher LLP (filed as a part of Exhibit 5.1)*

24.1	Power of Attorney (set forth on signature page of this Registration Statement)*

99.1	Arrowhead Pharmaceuticals, Inc. Amended and Restated 2021 Incentive Plan (4)

99.2	Arrowhead Pharmaceuticals, Inc. Amended and Restated Inducement Plan (5)

107.1	Calculation of Filing Fee Table*

*	Filed herewith.
(1)	Filed as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, filed on April 6, 2016 and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q, filed on May 2, 2023 and incorporated herein by reference.
(3)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on January 30, 2023 and incorporated herein by reference.
(4)	Filed as Exhibit A to the Registrant’s Proxy Statement on Schedule DEF 14A, filed on January 27, 2026, and incorporated herein by reference.
(5)	Filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q, filed on May 7, 2026 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, California, on May 7, 2026.

Arrowhead Pharmaceuticals, Inc.

By:	/s/ Christopher Anzalone
Christopher Anzalone
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints each of Christopher Anzalone and Daniel Apel, his or her attorney-in-fact, with power of substitution, in his or her name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Anzalone Christopher Anzalone	President, Chief Executive Officer and Director (Principal Executive Officer)	May 7, 2026

/s/ Daniel Apel Daniel Apel	Chief Financial Officer (Principal Financial and Accounting Officer)	May 7, 2026

/s/ Mauro Ferrari Mauro Ferrari	Director	May 7, 2026

/s/ Hongbo Lu Hongbo Lu	Director	May 7, 2026

/s/ Adeoye Olukotun Adeoye Olukotun	Director	May 7, 2026

/s/ Michael S. Perry Michael S. Perry	Director	May 7, 2026

/s/ Victoria Vakiener Victoria Vakiener	Director	May 7, 2026

/s/ William Waddill William Waddill	Director	May 7, 2026